Exhibit 15.1

[Letterhead]

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

April 30, 2013

Commissioners:

We have read the statements made by Seadrill Partners LLC which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Seadrill Partners LLC’s Annual Report on Form 20-F for the year end December 31, 2012. We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

/s/ PricewaterhouseCoopers AS
PricewaterhouseCoopers AS